UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

SABINE PASS LNG, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-138916	20-0466069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2012, Sabine Pass LNG, L.P. (“SPLNG”), a wholly owned subsidiary of Cheniere Energy Partners, L.P. (the “Partnership”), closed the sale of $420 million aggregate principal amount of its 6.5% Senior Secured Notes due 2020 (the “Notes”) pursuant to the Purchase Agreement dated October 1, 2012 by and among SPLNG, and Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc., as representatives of the initial purchasers named therein (the “Initial Purchasers”). The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis in reliance on Section 4(2) of the Securities Act and Rule 144A and Regulation S thereunder.

Indenture

The Notes were issued pursuant to the Indenture, dated as of October 16, 2012 (the “Indenture”), by and among SPLNG, the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as trustee. Under the terms of the Indenture, the Notes will mature on November 1, 2020 and will accrue interest at a rate equal to 6.5% per annum on the principal amount from October 16, 2012 (the “issue date”), with such interest payable semi-annually, in cash in arrears, on May 1 and November 1 of each year, beginning May 1, 2013. The Notes are senior secured obligations of SPLNG and rank senior in right of payment to any and all of SPLNG’s future indebtedness that is subordinated in right of payment to the Notes and equal in right of payment with all of SPLNG’s existing and future indebtedness that is senior and secured by the same collateral as that securing the Notes. The Notes are effectively senior to all of SPLNG’s senior indebtedness that is unsecured to the extent of the value of the assets constituting the collateral securing the Notes. The Notes are effectively subordinated to all of SPLNG’s indebtedness that is secured by assets other than the collateral securing the Notes, to the extent of the value of such assets, and is structurally subordinated to all indebtedness and other liabilities of SPLNG’s subsidiaries that do not provide guarantees with respect to the Notes.

As of the issue date, the Notes were not guaranteed but will be guaranteed in the future by all of SPLNG’s future restricted subsidiaries that guarantee other indebtedness of SPLNG, subject to certain exceptions. Such guarantees will be joint and several obligations of the guarantors of the Notes. The guarantees of the Notes will be senior secured obligations of the guarantors.

SPLNG may, at its option, redeem all or part of the Notes at any time on or after November 1, 2016, at fixed redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. SPLNG may also, at its option, redeem all or part of the Notes at any time prior to November 1, 2016, at a “make-whole” price set forth in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. At any time before November 1, 2015, SPLNG may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 106.5% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, in an amount not to exceed the net proceeds of one or more completed equity offerings as long as it redeems the Notes within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes issued under the Indenture on the issue date remains outstanding after the redemption.

The Indenture also contains customary terms, events of default and covenants relating to, among other things, incurring additional indebtedness or issuing preferred stock, making certain investments or paying dividends or distributions on capital stock or subordinated indebtedness or purchasing, redeeming or retiring capital stock, selling or transferring assets, including capital stock of SPLNG’s restricted subsidiaries, restricting dividends or other payments by SPLNG’s restricted subsidiaries, incurring liens, entering into transactions with affiliates, consolidating, merging, selling or leasing all or substantially all of SPLNG’s assets and entering into sale and leaseback transactions. In addition, SPLNG will be required to deposit in a debt payment account one-sixth of the amount of interest due on the Notes, SPLNG’s outstanding 7.25% Senior Secured Notes due 2013 and SPLNG’s outstanding 7.5% Senior Secured Notes due 2016 on the next interest payment date (plus any shortfall from any such month subsequent to the preceding interest payment date) at the end of each month. The Indenture covenants are subject to a number of important limitations and exceptions.

This description of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

Registration Rights Agreement

In connection with the closing of the sale of the Notes, SPLNG and the Initial Purchasers entered into a Registration Rights Agreement, dated October 16, 2012 (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, SPLNG has agreed, and any future guarantors of the Notes will agree, to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission and cause to become effective a registration statement with respect to an offer to exchange the

Notes for a like aggregate principal amount of debt securities of SPLNG issued under the Indenture and identical in all material respects with the Notes (other than with respect to restrictions on transfer or to any increase in annual interest rate) that are registered under the Securities Act. SPLNG has agreed, and any future guarantors of the Notes will agree, to use commercially reasonable efforts to cause such registration statement to become effective within 360 days after the issue date. Under specified circumstances, SPLNG has also agreed, and any future guarantors will also agree, to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. SPLNG will be obligated to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Name of Documents

4.1	Indenture, dated as of October 16, 2012, by and among Sabine Pass LNG, L.P., the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as trustee.

10.1	Registration Rights Agreement, dated October 16, 2012, by and among Sabine Pass LNG, L.P. and Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABINE PASS LNG, L.P.

	By:	SABINE PASS LNG-GP, LLC, its general partner

Date: October 19, 2012	By:	/s/ Meg A. Gentle
	Name:	Meg A. Gentle
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Name of Documents

4.1	Indenture, dated as of October 16, 2012, by and among Sabine Pass LNG, L.P., the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as trustee.

10.1	Registration Rights Agreement, dated October 16, 2012, by and among Sabine Pass LNG, L.P. and Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc.